Exhibit 1.1

January 7, 2021

DIRTT Environmental Solutions Ltd.

7303 30th Street SE

Calgary, Alberta

T2C 1N6

Attention:	Chief Financial Officer

Re:

Credit agreement dated as of July 19, 2019 among DIRTT Environmental Solutions Ltd. (the “Borrower”), as borrower, DIRTT Environmental Solutions, Inc. (the “Guarantor”), as guarantor, and Royal Bank of Canada (the “Lender”), as lender

Dear Sirs/Mesdames:

This letter agreement (this “Letter Agreement”) is written in connection with the credit agreement dated as of July 19, 2019 as amended by a first amending agreement dated March 4, 2020 and a letter agreement dated as of June 19, 2020 and a letter agreement dated as of December 23, 2020 (as so amended, the “Original Credit Agreement”), pursuant to which the Lender agreed to make certain credit facilities available to the Borrower on and subject to the terms and conditions set out therein. The Borrower, the Guarantor and the Lender have agreed to enter into this Letter Agreement to amend the Original Credit Agreement as provided for in this Letter Agreement (the Original Credit Agreement as amended by this Letter Agreement, the “Credit Agreement“). Capitalized terms used and not otherwise defined in this Letter Agreement have the meanings given to them in the Credit Agreement.

1.0	AMENDMENT DATE

The amendments to the Original Credit Agreement contained herein shall be effective as of the date (the “Effective Date”) that the conditions precedent herein have been satisfied or waived by the Lenders.

2.0	AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

As of the Effective Date, the Original Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Original Credit Agreement is amended by deleting the following definitions in their entirety:

“Permitted Debt”

(b)	Section 1.01 of the Original Credit Agreement is amended by adding the following definitions in alphabetical order:

“Convertible Debentures” means, collectively, the convertible unsecured subordinated debentures issued, created or incurred by the Borrower in an aggregate principal amount not to exceed Cdn. $50,000,000. Provided that, such Convertible Debentures are direct unsecured obligations of the Borrower, ranking subordinate to all liabilities of the Borrower (including the Obligations of the Borrower under this Agreement and the other Loan Documents), except liabilities that by their terms rank in right of payment equally with or subordinate to the Convertible Debentures.

“Permitted Debt” means

(i)	Funded Debt under this Agreement;

(ii)	Funded Debt in respect of Bank Product Obligations;

(iii)	Debt between Restricted Parties;

(iv)

Funded Debt in an amount not to exceed Cdn. $5,000,000 in the aggregate: (a) in respect of Purchase Money Security Interests granted by a Restricted Party; and (b) incurred by a Restricted Party in the ordinary course of business and for the purpose of carrying on the same, with a third party;

(v)	Debt in the aggregate amount of up to $1,000,000 in respect of corporate credit cards for the Borrower and the other Restricted Parties;

(vi)	Funded Debt pursuant to the Canadian Amortizing Lease Facility;

(vii)	Funded Debt pursuant to the US Amortizing Lease Facility;

(viii)	Qualifying Hedge Arrangements; and

(ix)	Convertible Debentures.

3.0	ACKNOWLEDGEMENT AND REPRESENTATIONS OF THE BORROWER AND GUARANTOR

(a)

The Guarantor acknowledges and agrees that its guarantee of the payment of the Guaranteed Obligations set out in Article 13 of the Credit Agreement continues in full force and effect. Each of the Borrower and the Guarantor acknowledges and confirms that the Security previously granted by each of them to the Lender under or in connection with the Original Credit Agreement, continues in full force and effect, and that the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, continue to secure all of the Obligations.

(b)	The Borrower confirms that as of the date hereof:

(i)	the representations and warranties set forth in the Original Credit Agreement, as amended hereby, are true and correct;

(ii)	the Borrower has performed or observed or caused to be performed or observed the covenants set forth in the Original Credit Agreement, as amended hereby, to be performed or observed by it;

(iii)	there has not occurred any Default or Event of Default which is unremedied as of the date thereof, after giving effect to this Letter Agreement;

(iv)	there has not occurred any Material Adverse Change which is unremedied as of the date thereof, after giving effect to this Letter Agreement; and

(v)	the Guarantor has performed or observed or caused to be performed or observed the covenants set forth in the Original Credit Agreement, as amended hereby, to be performed or observed by it.

4.0	CONDITIONS PRECEDENT

This Letter Agreement shall become effective at such time as the Lender shall have received (each in form and substance satisfactory to the Lender) the following:

(a)	a duly executed copy of this Letter Agreement;

(b)	a certificate of good standing (or similar certificate) issued by the appropriate Official Body in the jurisdiction of formation of the Borrower and the Guarantor; and

(c)	such other certifications and documentation as the Lender and Lender’s Counsel may reasonably request.

5.0	CONTINUING EFFECT

Each of the parties hereto acknowledges and agrees that the Credit Agreement and all other Loan Documents entered into in connection therewith, continue in full force and effect and are hereby ratified, confirmed and approved.

6.0	FURTHER ASSURANCE

Subject to Section 14.07 of the Credit Agreement, the Borrower will from time to time forthwith at the Lender’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Lender and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under the Credit Agreement and the Security.

7.0	GOVERNING LAW

This Letter Agreement will be governed by and construed in accordance with the laws in force in the Province of Alberta from time to time.

8.0	COUNTERPARTS

This Letter Agreement may be executed and delivered in any number of counterparts (including by facsimile or pdf transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument.

[Signature pages follow]

Yours very truly,

ROYAL BANK OF CANADA, as Lender

By:	/s/ Jennifer Guo
Name:	Jennifer Guo
Title:	Vice President, Corporate Client Group – Finance

By:
Name:
Title:

[Signature Page – Fourth Amending Agreement (DIRTT)]

Accepted and agreed:

DIRTT ENVIRONMENTAL SOLUTIONS LTD., as Borrower

By:	/s/ Geoff Krause
Name:	Geoff Krause
Title:	Chief Financial Officer

By:
Name:
Title:

[Signature Page – Fourth Amending Agreement (DIRTT)]

DIRTT ENVIRONMENTAL SOLUTIONS, INC., as Guarantor

By:	/s/ Geoff Krause
Name:	Geoff Krause
Title:	Chief Financial Officer

By:
Name:
Title:

[Signature Page – Fourth Amending Agreement (DIRTT)]